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                                                                   EXHIBIT 21.1

                  Subsidiaries of Titanium Metals Corporation

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                                                           Jurisdiction of
                                                           Incorporation or         % of Voting
Name of Corporation                                          Organization          Securities Held
-------------------                                        ----------------        ---------------
Titanium Metals Corporation                                    Delaware
         TIMET UK, Ltd                                         United Kingdom            100
                  TIMET UK (Export) Ltd                        United Kingdom            100
                  TIMET Savoie, S.A                            France                     70
         TIMET Deutschland, GmbH                               Germany                   100

                  TISTO Titan und Sonderlegierungen,
                  GmbH                                         Germany                   100
                  LASAB Laser Aplikations, GmbH                Germany                   100
         TIMET Castings Corporation                            Oregon                    100
         Titanium Hearth Technologies, Inc.                    Delaware                  100
                  Titanium Hearth Technologies                 Pennsylvania             49.5
                  Titanium Hearth Melting Corporation          Colorado                  100
                                Titanium Hearth Technologies   Pennsylvania             50.5
         MZI, LLC Oregon                                       33 1/3
         TIMET Capital Trust I                                 Delaware                  100
         TIMET FSC, Ltd                                        Barbados                  100
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